UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 18, 2011

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 618-0517

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

Credit Agreement

Overview

On January 18, 2011, Seagate Technology public limited company (“STX” or the “Company”) and its subsidiary Seagate HDD Cayman (“the Borrower”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the Borrower, the lenders party thereto (the “Lenders”), The Bank of Nova Scotia, as Administrative Agent (the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., Merrill Lynch Pierce Fenner and Smith Incorporated and BNP Paribas as syndication agents and Wells Fargo Bank National Association, as documentation agent.

The Credit Agreement provides for a $350 million senior secured revolving credit facility, under which the Borrower may borrow at any time until the earlier of January 18, 2015 and the date of termination of the commitments under the Credit Agreement. An aggregate amount of up to $75 million of the facility shall also be available for the issuance of letters of credit.  The loans made under the Credit Agreement will bear interest at a rate of LIBOR plus a variable margin that will be determined based on the corporate credit rating of the Borrower or one of its parent entities. The Borrower’s obligations under the Credit Agreement will be guaranteed by the Company and certain material subsidiaries of the Company. All obligations of the Borrower and the guarantors will be secured by a lien on substantially all of their tangible and intangible assets, subject to certain exceptions.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, breach of covenants, insolvency or inability to pay debts, bankruptcy, or a change in control (as defined in the Credit Agreement). The Company must meet a fixed charge coverage ratio and a leverage ratio and maintain a minimum liquidity amount.

In connection with the Credit Agreement, the Borrower, the Company and certain other material subsidiaries of the Company (the Company, the Borrower and such other subsidiaries, collectively, the “Initial Loan Guarantors”) entered into the U.S. Guarantee Agreement with the Administrative Agent, pursuant to which the obligations of the Loan Parties (as defined in the Credit Agreement) under the Credit Agreement became guaranteed by the Initial Loan Guarantors. In addition, the Company, the Borrower and/or certain of the other Initial Loan Guarantors entered into, among others, the following agreements with the Administrative Agent:

•         the U.S. Security Agreement;

•         the U.S. Pledge Agreement;

•         the Indemnity, Subrogation and Contribution Agreement;

•         five Equitable Share Mortgages; and

•         the Omnibus Debenture

The agreements listed above are collectively referred to as the “Loan Security Agreements”.

Security

The Credit Agreement provides that, subject to the provisions below, the Borrower’s and the other Loan Parties’ (as defined in the Credit Agreement) obligations under the Credit Agreement must be secured by first-priority liens granted by the Borrower, the other Initial Loan Guarantors organized, or with material assets located, in the United States of America (including any State thereof and the District of Columbia), the Cayman Islands, Northern Ireland, Singapore, The Netherlands and, only in the case of the Company, Ireland (such Initial Loan Guarantors, the “Initial Loan Grantors,” and such jurisdictions collectively referred to herein as the “Collateral Jurisdictions”), and future material Loan Guarantors organized, or with material assets located, in the Collateral Jurisdictions (such future guarantors, together with the Initial Loan Grantors, the “Loan Grantors”) on substantially all assets of the Borrower and the other Loan Grantors (whether now owned or hereafter arising or acquired) and subject to certain permitted liens, including without limitation:

•                  a perfected first-priority pledge of (1) all the equity interests of the Borrower, (2) all the equity interests of each existing and subsequently acquired subsidiary that is organized under the laws of the Collateral

Jurisdictions, which equity interests are held by the Borrower, the Company or any other Loan Guarantor and (3) all the equity interests of any other subsidiary, which equity interests are held by the Borrower, the Company or any other Loan Guarantor organized under the laws of any of the Collateral Jurisdictions;

•                  perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of the Borrower, the Company and each other Loan Guarantor organized under the laws of the Collateral Jurisdictions and any material assets located in the Collateral Jurisdictions and owned by any other Loan Guarantor (to the extent legally available in the Collateral Jurisdictions and subject to the next succeeding paragraph), including but not limited to accounts, inventory, equipment, investment property, intellectual property, intercompany debt, general intangibles, licensing agreements (it being understood that the Borrower, the Company and the other Loan Guarantors will not be required to obtain third-party consents (other than from the Borrower, the Company or any subsidiary of the Company) in order to perfect security interests in any such licensing agreements), real property, cash deposit and security accounts (collectively, the “Mortgaged Assets”); and

•                  proceeds of the foregoing.

Notwithstanding the foregoing:

•                  local law documentation, and steps to ensure perfection, with respect to the pledges and security interests contemplated by the immediately preceding paragraph are only required in the Collateral Jurisdictions; and

•                  assets need only be pledged to the extent that (1) the pledge is permitted by applicable law and contracts binding on the Borrower, the Company and the other Loan Guarantors (but only to the extent that the restrictions in such contracts, taken as a whole, do not materially limit the collateral that would otherwise be pledged), (2) no material adverse tax consequence would result therefrom (as determined by the Administrative Agent after consultation with the Borrower) and (3) the cost to the Company or any subsidiary of providing such pledge (or perfection thereof) would not be excessive in view of the related benefits to be received by the Lenders (as determined by the Administrative Agent after consultation with the Borrower).

As required by the Credit Agreement, pursuant to the Loan Security Agreements, the Loan Parties’ obligations under the Credit Agreement are secured by first-priority liens granted by the Borrower and the Initial Loan Guarantors organized, or with material assets located, in the Cayman Islands and the United States of America (including any State thereof and the District of Columbia) on substantially all of their tangible and intangible assets, subject to certain permitted liens and other exceptions. Pursuant to the Credit Agreement, the Borrower has a 60-day period from the Effective Date (which period may be extended by the Administrative Agent by up to 60 days) to secure the Loan Parties’ obligations under the Credit Agreement with first priority liens granted by the Initial Loan Guarantors organized, or with material assets located, in The Netherlands, Northern Ireland, Singapore and, only in the case of the Company, Ireland on substantially all of their tangible and intangible assets, subject to certain permitted liens and other exceptions.

Intercreditor Agreement

In connection with the execution of the Credit Agreement, the Borrower, Seagate Technology International, as issuer of the 10.00% Senior Secured Second-Priority Notes due 2014 (the “Notes”), the Initial Loan Grantors, Wells Fargo Bank, National Association, as Collateral Agent with respect to the Notes (the “Collateral Agent”), and the Administrative Agent entered into an Intercreditor Agreement, dated as of January 18, 2011, which set forth agreements with respect to the priority status of the liens contemplated in the Credit Agreement and the indenture governing the Notes (the “Indenture”).

Pursuant to the terms of the Intercreditor Agreement, prior to the discharge of the obligations under the Credit Agreement, the Administrative Agent will determine the time and method by which the security interests in the collateral will be enforced and has the sole and exclusive right to manage, perform and enforce the terms of the security documents relating to the collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such collateral, including, without limitation, following the occurrence of a default or event of default under the Indenture. The Collateral Agent is not permitted to enforce the security interests even if any event of default under the Indenture has occurred and the Notes have been accelerated, with limited exceptions. The holders of the first-priority liens will receive all proceeds from any realization on the collateral or from the collateral or proceeds thereof in any insolvency or liquidation proceeding, until the obligations secured by the first-priority liens are paid in full.

Item 2.02       Results of Operations and Financial Condition.

On January 19, 2011, the Company issued a press release and supplemental commentary reporting its financial results for the fiscal quarter ended December 31, 2010.  The press release and supplemental commentary are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively.

The information contained in this report and the attached press release is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.07       Submission of Matters to a Vote of Security Holders.

At the Company’s 2010 Annual General Meeting of Shareholders (“AGM”) held on January 18, 2011, the shareholders (1) elected all eight of the Company’s nominees for director; (2) received and considered the Company’s Irish Statutory Accounts and the reports of the Directors and the auditors thereon; (3) authorized the 2011 Annual General Meeting of Shareholders to be held at a location outside of Ireland; (4) authorized the Company and/or any subsidiary of the Company to make open-market purchases of the Company’s ordinary shares; (5) did not pass a special resolution authorizing the reissue price range of treasury shares; and (6) appointed Ernst & Young to serve as the Company’s independent auditors for the fiscal year ending July 1, 2011 and authorized the Audit Committee to set the auditors’ remuneration.  While Proposal 5 received the approval of 53.96% of the shares voted at the AGM, the Irish Companies Act 1990 requires that it receive the approval of 75% or more of the shares voted at the AGM to be approved.

Shares were voted on these proposals as follows:

Proposal 1(a) - (h). To re-elect eight (8) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote
(a)	Stephen J. Luczo	328,148,154	5,740,923	106,711	59,271,420
(b)	Frank J. Biondi, Jr.	330,431,571	3,435,059	129,158	59,271,420
(c)	Lydia M. Marshall	332,168,188	1,540,842	286,758	59,271,420
(d)	Chong Sup Park	331,411,922	1,688,538	895,328	59,271,420
(e)	Albert A. Pimentel	332,173,165	1,536,038	286,585	59,271,420
(f)	Gregorio Reyes	330,976,836	2,277,770	741,182	59,271,420
(g)	John W. Thompson	323,120,856	10,748,476	126,456	59,271,420
(h)	Edward J. Zander	331,915,857	1,957,549	122,382	59,271,420

Proposal 2. To receive and consider the Company’s Irish Statutory Accounts for the fiscal year ended July 2, 2010 and the reports of the Directors and the auditors thereon:

For	Against	Abstain	Broker Non Vote
390,184,080	746,278	2,336,850	0

Proposal 3.  Authorized the 2011 Annual General Meeting of Shareholders to be held at a location outside of Ireland.

For	Against	Abstain	Broker Non Vote
391,953,858	1,004,586	218,764	0

Proposal 4. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares:

For	Against	Abstain	Broker Non Vote
253,806,064	138,056,946	1,404,198	0

Proposal 5. To authorize the reissue price range of treasury shares via special resolution:

For	Against	Abstain	Broker Non Vote
212,227,211	174,933,582	6,106,415	0

Proposal 6.  Appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending July 1, 2011 and authorization of the Audit Committee to set the auditors’ remuneration:

For	Against	Abstain	Broker Non Vote
388,568,674	2,266,450	2,432,084	0

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated January 19, 2011, of Seagate Technology plc entitled “Seagate Technology Reports Fiscal Second Quarter 2011 Financial Results.”

99.2	Supplemental Commentary, dated January 19, 2011, of Seagate Technology plc entitled “Seagate Technology Fiscal Second Quarter 2011 Financial Results.”

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to Seagate as of the date of this Current Report. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions may pose a risk to the Company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K, Form 10-K/A and Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 20, 2010, October 6, 2010 and November 3, 2010, respectively, which statements are incorporated into this Current Report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ PATRICK J. O’MALLEY
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: January 19, 2011